Exhibit 99.2

CERTIFICATION

18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

In connection with this annual report of PharmaNetics, Inc. on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on or about the date hereof, each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

                1.  This report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934: and

                2.  The information contained in this report fairly presents, in all material respects, the financial condition and results of operation of PharmaNetics, Inc. as of, and for, the periods presented in this report.

Date:  March 20, 2003

/s/ James A. McGowan James A. McGowan Chief Financial Officer